                                                                 EXHIBIT 11.1(e)

                            SUBORDINATION AGREEMENT

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   PRINCIPAL         LOAN DATE      MATURITY       LOAN NO        CALL/COLL       ACCOUNT       OFFICER            INITIALS
 $6,500,000.00      02-07-2002     06-30-2004     932900001-1                   932900001-1     22163        [INITIALS ILLEGIBLE]
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References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.
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

BORROWER: INTERNATIONAL REMOTE          LENDER: CALIFORNIA BANK & TRUST
            IMAGING SYSTEMS, INC.               COMMERCIAL LOAN CENTER
          9162 ETON AVENUE                      550 SOUTH HOPE STREET, SUITE 300
          CHATSWORTH, CA 91311                  LOS ANGELES, CA 90071

CREDITOR: DIGITAL IMAGING TECHNOLOGIES, INC.
          1900 ST. JAMES PLACE, #700
          HOUSTON, TX 77056
================================================================================
THIS SUBORDINATION AGREEMENT DATED FEBRUARY 7, 2002, IS MADE AND EXECUTED AMONG INTERNATIONAL REMOTE IMAGING SYSTEMS, INC., 9162 ETON AVENUE; CHATSWORTH, CA 91311 ("BORROWER"); DIGITAL IMAGING TECHNOLOGIES, INC.; 1900 ST. JAMES PLACE, #700; HOUSTON, TX 77056 ("CREDITOR"); AND CALIFORNIA BANK & TRUST, COMMERCIAL LOAN CENTER, 550 SOUTH HOPE STREET, SUITE 300, LOS ANGELES, CA 90071 ("LENDER").

CURRENT INDEBTEDNESS OWING TO CREDITOR. As of the date of this Agreement, Borrower is indebted to Creditor in the AGGREGATE AMOUNT OF $7,000,000.00. This amount is the total indebtedness of every kind from Borrower to Creditor.

REQUESTED FINANCIAL ACCOMMODATIONS. Borrower and Creditor each want Lender to provide financial accommodations to Borrower in the form of (A) new credit or loan advances, (B) an extension of time to pay or other compromises regarding all or part of Borrower's present indebtedness to Lender, or (C) other benefits to Borrower. Borrower and Creditor each represent and acknowledge to Lender that Creditor will benefit as a result of these financial accommodations from Lender to Borrower, and Creditor acknowledges receipt of valuable consideration for entering into this Agreement. BASED ON THE REPRESENTATIONS AND ACKNOWLEDGMENTS CONTAINED IN THIS AGREEMENT, BORROWER AND CREDITOR AGREE WITH LENDER AS FOLLOWS:

SUBORDINATED INDEBTEDNESS. The words "Subordinated Indebtedness" as used in this agreement mean the following specific indebtedness from BORROWER TO CREDITOR, including all renewals, extensions, modifications and substitutions for the indebtedness, including principal, interest, and all costs and attorneys' fees, relating to the indebtedness: $7,000,000.00.

SUPERIOR INDEBTEDNESS. The words "Superior Indebtedness" as used in this Agreement mean and include all present and future indebtedness, obligations, liabilities, claims, rights, and demands of any kind which may be now or hereafter owing from BORROWER TO LENDER. The term "Superior Indebtedness" is used in its broadest sense and includes without limitation all principal, all interest, all costs, attorneys' fees, all sums paid for the purpose of protecting Lender's rights in security (such as paying for insurance on collateral if the owner fails to do so), all contingent obligations of Borrower (such as a guaranty), all obligations arising by reason of Borrower's accounts with Lender (such as an overdraft on a checking account), and all other obligations of Borrower to Lender, secured or unsecured, of any nature whatsoever.

SUBORDINATION. All Subordinated Indebtedness of Borrower to Creditor is and shall be subordinated in all respects to all Superior Indebtedness of Borrower to Lender. If Creditor holds one or more Security Interests, whether now existing or hereafter acquired, in any of Borrower's real property or personal property, Creditor also subordinates all Creditor's Security Interests to all Security Interests held by Lender, whether now existing or hereafter acquired.

PAYMENTS TO CREDITOR. Except as provided below, Borrower will not make and Creditor will not accept, at any time while any Superior Indebtedness is owing to Lender, (A) any payment upon any Subordinated Indebtedness, (B) any advance, transfer, or assignment of assets to Creditor in any form whatsoever that would reduce at any time or in any way the amount of Subordinated Indebtedness, or
(C) any transfer of any assets as security for the Subordinated Indebtedness. Notwithstanding the foregoing, Borrower may make regularly scheduled payments of interest only to Creditor so long as Borrower is not in default under any written agreement between Lender and Borrower. Creditor may not accelerate any amounts owed to Creditor without Lender's prior written consent. Notwithstanding the foregoing, Borrower may make regularly scheduled payments of $97,250.00 EACH MONTH (PRINCIPAL PAYMENT) to Creditor in accordance with the terms of the Subordinated Indebtedness so long as Borrower is not in default under any written agreement between Lender and Borrower. Creditor may not accelerate any amounts owed to Creditor without Lender's prior written consent.

In the event of any distribution, division, or application, whether partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of Borrower's assets, or the proceeds of Borrower's assets, in whatever form, to creditors of Borrower or upon any indebtedness of Borrower, whether by reason of the liquidation, dissolution or other winding-up of Borrower, or by reason of any execution sale, receivership, insolvency, or bankruptcy proceeding, assignment for the benefit of creditors, proceedings for reorganization, or readjustment of Borrower or Borrower's properties, then and in such event, (A) the Superior Indebtedness shall be paid in full before any payment is made upon the Subordinated Indebtedness, and (B) all payments and distributions, of any kind or character and whether in cash, property, or securities, which shall be payable or deliverable upon or in respect of the Subordinated Indebtedness shall be paid or delivered directly to Lender for application in payment of the amounts then due on the Superior Indebtedness until the Superior Indebtedness shall have been paid in full.

Should any payment, distribution, security or proceeds thereof be received by Creditor at any time on the Subordinated Indebtedness contrary to the terms of this Agreement, Creditor immediately will deliver the same to Lender in precisely the form received (except for the endorsement or assignment of Creditor if necessary), for application on or to secure the Superior Indebtedness, whether it is due or not due, and until so delivered the same shall be held in trust by Creditor as property of Lender. In the event Creditor fails to make any such endorsement or assignment, Lender, or any of its officers on behalf of Lender, is hereby irrevocably authorized by Creditor to make the same.

CREDITOR'S NOTES. Creditor agrees to deliver to Lender, at Lender's request, copies of all notes of Borrower to Creditor, or other evidence of the Subordinated Indebtedness, now held or hereafter acquired by Creditor, while this Agreement remains in effect. At Lender's request, Borrower also will execute and deliver to Creditor a promissory note evidencing any book account or claim now or hereafter owed by Borrower to Creditor, which not also shall be delivered by Creditor to Lender. Creditor agrees not to sell, assign, pledge or otherwise transfer any of such notes except subject to all the terms and conditions of this Agreement.

                                            **not outlined under this agreement.


                            SUBORDINATION AGREEMENT
LOAN NO: 932900001-1               (CONTINUED)                            PAGE 2
PAGE 2
================================================================================
CREDITOR'S REPRESENTATIONS AND WARRANTIES. Creditor represents and warrants to Lender that: (A) no representations or agreements of any kind have been made to Creditor which would limit or qualify in any way the terms of this Agreement;
(B) this Agreement is executed at Borrower's request and not at the request of Lender; (C) Lender has made no representation to Creditor as to the creditworthiness of Borrower; and (D) Creditor has established adequate means of obtaining from Borrower on a continuing basis information regarding Borrower's financial condition. Creditor agrees to keep adequately informed from such means of any facts, events, or circumstances which might in any way affect Creditor's risks under this Agreement, and Creditor further agrees that Lender shall have no obligation to disclose to Creditor information or material acquired by Lender in the course of its relationship with Borrower.

CREDITOR'S WAIVERS. Creditor waives any right to require Lender: (A) to make, extend, renew, or modify any loan to Borrower or to grant any other financial accommodations to Borrower whatsoever; (B) to make any presentment, protest, demand, or notice of any kind, including notice of any nonpayment of the Superior Indebtedness or of any nonpayment related to any Security Interests, or notice of any action or nonaction on the part of Borrower, Lender, any surety, endorser, or other guarantor in connection with the Superior Indebtedness, or in connection with the creation of new or additional Superior Indebtedness; (C) to resort for payment or to proceed directly or at once against any person, including Borrower; (D) to proceed directly against or exhaust any Security Interests held by Lender from Borrower, any other guarantor, or any other person
(E) to pursue any other remedy within Lender's power; or (F) to commit any act or omission of any kind, at any time, with respect to any matter whatsoever.??

LENDER'S RIGHTS. Lender may take or omit any and all actions with respect to the Superior Indebtedness or any Security Interests for the SUPERIOR Indebtedness without affecting whatsoever any of Lender's rights under this Agreement. In particular, without limitation, Lender may, without notice of any kind to Creditor, (A) make one or more additional secured or unsecured loans to Borrower; (B) repeatedly alter, compromise, renew, extend, accelerate, or otherwise change the time for payment or other terms of the Superior Indebtedness or any part thereof, including increases and decreases of the rate of interest on the Superior Indebtedness; extensions may be repeated and may be for longer than the original loan term; (C) take and hold Security Interests for the payment of the Superior Indebtedness, and exchange, enforce, waive, and release any such Security Interests, with or without the substitution of new collateral; (D) release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or guarantors on any terms or manner Lender chooses; (E) determine how, when and what application of payments and credits, shall be made on the Superior Indebtedness; (F) apply such security and direct the order or manner of sale thereof, as Lender in its discretion may determine; and (G) assign this Agreement in whole or in part.

DEFAULT BY BORROWER. If Borrower becomes insolvent or bankrupt, this Agreement shall remain in full force and effect. In the event of a corporate reorganization or corporate arrangement of Borrower under the provisions of the Bankruptcy Code, as amended, this Agreement shall remain in full force and effect and the court having jurisdiction over the reorganization or arrangement is hereby authorized to preserve such priority and subordination provided under this Agreement in approving any such plan of reorganization or arrangement.

DURATION AND TERMINATION. This Agreement will take effect when received by Lender, without the necessity of any acceptance by Lender, in writing or otherwise, and will remain in full force and effect until Creditor shall notify Lender in writing at the address shown above to the contrary. Any such notice shall not affect the Superior Indebtedness owed Lender by Borrower at the time of such notice, nor shall such notice affect Superior Indebtedness thereafter granted in compliance with a commitment made by Lender to Borrower prior to receipt of such notice, nor shall such notice affect any renewals of or substitutions for any of the foregoing. Such notice shall affect only indebtedness of Borrower to Lender arising after receipt of such notice and not arising from financial assistance granted by Lender to Borrower in compliance with Lender's obligations under a commitment. Any notes lodged with Lender pursuant to the section titled "Creditor's Notes" above need not be returned until this Agreement has no further force or effect.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

        AMENDMENTS. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

        ATTORNEYS' FEES; EXPENSES. Creditor agrees to pay upon demand all of Lender's costs and expenses, including Lender's attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Creditor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Creditor also shall pay all court costs and such additional fees as may be directed by the court.

        AUTHORITY. The person who signs this Agreement as or on behalf of Creditor represents and warrants that he or she has authority to execute this Agreement and to subordinate the Subordinated Indebtedness and the Creditor's security interests in Borrower's property, if any.

        CAPTION HEADINGS. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

        GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH FEDERAL LAW AND THE LAWS OF THE STATE OF CALIFORNIA. THIS AGREEMENT HAS BEEN ACCEPTED BY LENDER IN THE STATE OF CALIFORNIA.

        CHOICE OF VENUE. If there is a lawsuit, Creditor agrees upon Lender's request to submit to the jurisdiction of the courts of Los Angeles County, State of California.

        INTERPRETATION. In all cases where there is more than one Creditor, then all words used in this Agreement in the singular shall be deemed to have been used in the plural where the context and construction so require; and where there is more than one Creditor named in this Agreement or when this Agreement is executed by more than one , the words "Creditor" shall mean all and any one or more of them. Reference to the phrase "Creditor" includes the heirs, successors, assigns, and transferees of each of them.

        SUCCESSORS AND ASSIGNS. This Agreement shall be understood to be for the benefit of Lender and for such other person or persons as may from time to time become or be the holder or owner of any of the Indebtedness or any interest therein, and this Agreement shall be transferable to the same extent and with the same force and effect as any such Indebtedness may be transferable.

        NO WAIVER BY LENDER. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Creditor, shall constitute a waiver of any of Lender's rights or of any of Creditor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

        WAIVE JURY. ALL PARTIES TO THIS AGREEMENT HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY.

                            SUBORDINATION AGREEMENT
LOAN NO: 932900001-1                  (CONTINUED)                       PAGE 3
==============================================================================

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code:


     AGREEMENT. The word "Agreement" means this Subordination Agreement, as this Subordination Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Subordination Agreement from time to time.

     BORROWER. the word "Borrower" means International Remote Imaging Systems, Inc., and all other persons and entities signing the Note in whatever capacity.

     CREDITOR. The word "Creditor" means Digital Imaging Technologies, Inc.

     INDEBTEDNESS. The word "Indebtedness" means the Indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents. The word note shall mean that certain Subordinated Note dated 3/14/01 by and between Creditor and Borrower in the amount of $7,000,000.00.

     LENDER. The word "Lender" means California Bank & Trust, its successors and assigns.

     RELATED DOCUMENTS. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

     SECURITY INTEREST. The words "Security Interest" mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise.

     SUBORDINATED INDEBTEDNESS. The words "Subordinated Indebtedness" mean the indebtedness described in the section of this Agreement titled "Subordinated Indebtedness".

     SUPERIOR INDEBTEDNESS. The words "Superior Indebtedness" mean the indebtedness described in the section of this Agreement titled "Superior Indebtedness".

BORROWER AND CREDITOR EACH ACKNOWLEDGE HAVING READ ALL THE PROVISIONS OF
THIS SUBORDINATION AGREEMENT, AND BORROWER AND CREDITOR EACH AGREE TO ITS TERMS. THIS AGREEMENT IS DATED FEBRUARY 7, 2002.

BORROWER:

INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.

BY: /s/ John A. O'Malley                  BY: /s/ John Caloz
   ------------------------------------      ----------------------------------
   DR. JOHN A. O'MALLEY                      JOHN CALOZ
   CEO/CHAIRMAN OF INTERNATIONAL REMOTE      CFO/SECRETARY OF INTERNATIONAL
   IMAGING SYSTEMS, INC.                     REMOTE IMAGING SYSTEMS, INC.

CREDITOR:

DIGITAL IMAGING TECHNOLOGIES, INC.

BY: /s/ [SIGNATURE ILLEGIBLE]
   ------------------------------------
   AUTHORIZED SIGNER FOR DIGITAL IMAGING
   TECHNOLOGIES, INC.


BY:
   ------------------------------------
   AUTHORIZED SIGNER FOR DIGITAL IMAGING
   TECHNOLOGIES, INC.